Exhibit 99.5

HYATT HOTELS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 14, 2021, Hyatt Hotels Corporation agreed to acquire all of the outstanding equity interests of Apple Leisure Group (“ALG”), a leading luxury resort-management services, travel, and hospitality group, pursuant to a definitive Securities Purchase Agreement (“SPA”), for total consideration of $2.7 billion, subject to customary adjustments set forth in the SPA relating to working capital, cash, and indebtedness. The SPA also provides for contingent consideration following the closing of the transaction upon the achievement, if ever, of certain targets related to ALG’s outstanding travel credits. The transaction is expected to be funded with a combination of cash on hand and proceeds from new debt and equity financings.

Unless otherwise specified or required by the context, references in this report to “we,” “our,” “us,” “Hyatt,” and the “Company” refer to Hyatt Hotels Corporation, a Delaware corporation, and its consolidated subsidiaries, and references to the “transaction” refer to the acquisition of ALG and the related financings. Throughout this report, the accompanying unaudited pro forma condensed combined financial statements, associated adjustments, and related financial information are referred to as the “pro forma balance sheet,” the “pro forma statement(s) of income (loss),” and the “notes to the pro forma financial statements,” collectively, the “pro forma financial statements.” The pro forma financial statements are condensed and unaudited, and also combined, except where such information by its presentation or context applies only to Hyatt or ALG.

The accompanying pro forma financial statements are based on Hyatt’s historical consolidated financial statements and ALG’s historical consolidated financial statements as adjusted to give effect to the transaction, which is expected to close in the fourth quarter of 2021, subject to customary closing conditions. The pro forma statements of income (loss) for the six months ended June 30, 2021 and the year ended December 31, 2020 give effect to the transaction as if it had occurred on January 1, 2020. The pro forma balance sheet as of June 30, 2021 gives effect to the transaction as if it had occurred on that day.

The transaction accounting adjustments consist of those necessary to account for the transaction in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The pro forma financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the transaction and the related financing occurred on the dates indicated. The pro forma financial statements also may not be useful in predicting the future financial condition and results of operations of the combined company following the transaction. Actual financial condition and results of operations may differ significantly from the pro forma financial statement amounts reflected herein due to a variety of factors.

The assumed accounting for the transaction is based on provisional amounts and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities of ALG was based on preliminary estimates of fair value. The pro forma financial statement adjustments are based on available information as of the date of this filing and certain assumptions that the Company believes are reasonable under the circumstances. All pro forma financial statement adjustments and their underlying assumptions are described more fully in the notes to the pro forma financial information.

The accompanying pro forma financial statements were prepared in accordance with Article 11 of Securities Exchange Commission (“SEC”) Regulation S-X. The historical consolidated financial information within the pro forma financial statements has been adjusted to give effect to reclassification adjustments, financing adjustments and the transaction accounting adjustments. The pro forma financial statements do not give effect to any cost savings, operating synergies or revenue synergies that may result from the transaction, or the costs to achieve any such synergies.

Hyatt’s historical consolidated financial statements as of and for the six months ended June 30, 2021 include the effects of the disposition of Hyatt Regency Lost Pines Resort and Spa. The sale resulted in a $104 million pre-tax gain, and the sale was not considered a disposition of a significant portion of Hyatt’s business. Based on the guidance set forth in Article 11 of SEC Regulation S-X, Hyatt did not eliminate the effects of this disposition from the pro forma financial statements presented herein.

HYATT HOTELS CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)

For the six months ended June 30, 2021

(In millions of dollars, except share and per share amounts)

(Unaudited)

	Hyatt (Historical)	ALG (Historical)	Reclassification Adjustments (Note 3)	Financing Adjustments (Note 4)		Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
REVENUES:
Owned and leased hotels	$295	$—	$—	$—		$—		$295
Management, franchise, and other fees	156	—	19	—		—		175
Contra revenue	(17)	—	—	—		—		(17)

Net management, franchise, and other fees	139	—	19	—		—		158
Other revenues	41	345	(19)	—		(42	) (b)	325
Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	626	25	—	—		—		651

Total revenues	1,101	370	—	—		(42)		1,429
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	298	—	—	—		—		298
Depreciation and amortization	148	39	—	—		25	(d)(e)	212
Other direct costs	47	76	224	—		(17	) (b)	330
Selling, general, and administrative	181	264	(227)	—		—		218
Costs incurred on behalf of managed and franchised properties	652	26	—	—		—		678

Direct and selling, general, and administrative expenses	1,326	405	(3)	—		8		1,736
Net gains and interest income from marketable securities held to fund rabbi trusts	36	—	—	—		—		36
Equity earnings from unconsolidated hospitality ventures	20	—	—	—		—		20
Interest expense	(83)	(60)	—	(6	) (g)	60	(g)	(89)
Gains on sales of real estate and other	105	—	—	—		—		105
Asset impairments	(2)	—	—	—		—		(2)
Other income (loss), net	37	—	(3)	—		(1	) (i)	33

INCOME (LOSS) BEFORE INCOME TAXES	(112)	(95)	—	(6)		9		(204)
PROVISION FOR INCOME TAXES	(201)	—	—	—		—	(f)	(201)

NET INCOME (LOSS)	(313)	(95)	—	(6)		9		(405)
NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	2	—	—		(2	) (k)	—

NET INCOME (LOSS) ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$(313)	$(93)	$—	$(6)		$7		$(405)

LOSSES PER SHARE—Basic and diluted
Net loss	$(3.07)							$(3.74)
Net loss attributable to Hyatt Hotels Corporation	$(3.07)							$(3.74)
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic and diluted	101,713,331			6,633,059	(h)			108,346,390

See accompanying Notes to the unaudited pro forma condensed combined financial information.

HYATT HOTELS CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)

For the year ended December 31, 2020

(In millions of dollars, except share and per share amounts)

(Unaudited)

	Hyatt (Historical)	ALG (Historical)	Reclassification Adjustments (Note 3)	Financing Adjustments (Note 4)		Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
REVENUES:
Owned and leased hotels	$513	$—	$7	$—		$—		$520
Management, franchise, and other fees	239	—	24	—		—		263
Contra revenue	(30)	—	—	—		—		(30)

Net management, franchise, and other fees	209	—	24	—		—		233
Other revenues	58	407	(31)	—		(73	) (b)	361
Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	1,286	42	—	—		—		1,328

Total revenues	2,066	449	—	—		(73)		2,442
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	627	—	11	—		—		638
Depreciation and amortization	310	92	—	—		35	(d)(e)	437
Other direct costs	65	110	365	—		(13	) (b)(j)	527
Selling, general, and administrative	321	462	(405)	—		106	(j)	484
Costs incurred on behalf of managed and franchised properties	1,375	44	—	—		—		1,419

Direct and selling, general, and administrative expenses	2,698	708	(29)	—		128		3,505
Net gains and interest income from marketable securities held to fund rabbi trusts	60	—	—	—		—		60
Equity losses from unconsolidated hospitality ventures	(70)	—	—	—		—		(70)
Interest expense	(128)	(84)	—	(19	) (g)	84	(g)	(147)
Losses on sales of real estate and other	(36)	—	—	—		—		(36)
Asset impairments	(62)	(487)	—	—		—		(549)
Other income (loss), net	(92)	2	(29)	—		(61	) (i)	(180)

LOSS BEFORE INCOME TAXES	(960)	(828)	—	(19)		(178)		(1,985)
BENEFIT FOR INCOME TAXES	257	22	—	7	(f)	10	(f)	296

NET LOSS	(703)	(806)	—	(12)		(168)		(1,689)
NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	5	—	—		(5	) (k)	—

NET LOSS ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$(703)	$(801)	$—	$(12)		$(173)		$(1,689)

LOSSES PER SHARE—Basic and diluted
Net loss	$(6.93)							$(15.64)
Net loss attributable to Hyatt Hotels Corporation	$(6.93)							$(15.64)
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic and diluted	101,325,394			6,633,059	(h)			107,958,453

See accompanying Notes to the unaudited pro forma condensed combined financial information.

HYATT HOTELS CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2021

(In millions of dollars, except share and per share amounts)

(Unaudited)

	Hyatt (Historical)	ALG (Historical)	Reclassification Adjustments (Note 3)	Financing Adjustments (Note 4)		Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,144	$695	$—	$1,675	(g)(h)	$(3,254	) (b)(i)	$260
Restricted cash	18	38	—	—		(16	) (c)	40
Short-term investments	593	—	—	—		—		593
Receivables, net	360	108	2	—		—		470
Inventories	9	—	—	—		—		9
Prepaids and other assets	64	108	(2)	—		(16	) (b)(i)	154
Prepaid income taxes	286	—	—	—		—		286

Total current assets	2,474	949	—	1,675		(3,286)		1,812
Equity method investments	262	—	—	—		—		262
Property and equipment, net	3,121	24	—	—		—	(d)	3,145
Financing receivables, net	26	—	16	—		—		42
Operating lease right-of-use assets	465	—	—	—		60	(a)	525
Goodwill	288	626	—	—		1,377	(b)	2,291
Intangibles, net	369	354	—	—		1,426	(e)	2,149
Deferred tax assets	16	8	—	—		—	(f)	24
Other assets	1,941	294	(16)	—		(195	) (b)(i)	2,024

TOTAL ASSETS	$8,962	$2,255	$—	$1,675		$(618)		$12,274

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$260	$11	$—	$498	(g)	$(11	) (g)	$758
Accounts payable	110	551	(215)	—		—		446
Accrued expenses and other current liabilities	198	—	70	—		49	(b)(g)(i)	317
Current contract liabilities	311	690	111	—		(36	) (b)	1,076
Accrued compensation and benefits	108	—	34	—		—		142
Current operating lease liabilities	30	—	—	—		4	(a)	34

Total current liabilities	1,017	1,252	—	498		6		2,773
Long-term debt	2,986	1,367	—	697	(g)	(1,367	) (g)	3,683
Long-term contract liabilities	667	686	—	—		(454	) (b)	899
Long-term operating lease liabilities	367	—	—	—		56	(a)	423
Other long-term liabilities	1,016	149	—	—		—	(f)	1,165

Total liabilities	6,053	3,454	—	1,195		(1,759)		8,943
Commitments and contingencies
EQUITY:
Preferred stock	—	—	—	—		—		—
Common stock	1	—	—	—		—		1
Additional paid-in-capital	47	519	—	480	(h)	(519	) (b)	527
Retained earnings	3,076	(1,713)	—	—		1,655	(b)(i)	3,018
Accumulated other comprehensive loss	(218)	(2)	—	—		2	(b)	(218)

Total stockholders’ equity	2,906	(1,196)	—	480		1,138		3,328

Noncontrolling interests in consolidated subsidiaries	3	(3)	—	—		3	(k)	3

Total equity	2,909	(1,199)	—	480		1,141		3,331

TOTAL LIABILITIES AND EQUITY	$8,962	$2,255	$—	$1,675		$(618)		$12,274

See accompanying Notes to the unaudited pro forma condensed combined financial information.

HYATT HOTELS CORPORATION AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(amounts in millions of dollars, unless otherwise indicated)

(Unaudited)

1. BASIS OF PRESENTATION

In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (the “Final Rule”), which was effective on January 1, 2021. The pro forma financial statements and related notes are presented in accordance with the Final Rule.

Adjustments included in the “transaction accounting adjustments” column in the pro forma financial statements depict the accounting for the transaction required by GAAP. Transaction accounting adjustments reflect the application of required accounting principles to the transaction, applying the effects of the transaction to Hyatt’s historical financial information. Certain of ALG’s historical amounts have been reclassified to conform to Hyatt’s financial statement presentation, as discussed further in Note 3. The pro forma financial statements should be read in conjunction with (1) our unaudited consolidated financial statements and accompanying notes included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2021 filed with the SEC on August 4, 2021; (2) our audited consolidated financial statements and accompanying notes in our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 18, 2021; and (3) ALG’s historical audited financial statements as of and for the year ended December 31, 2020 and historical unaudited financial statements as of and for the six months ended June 30, 2021 and accompanying notes, which are incorporated by reference as Exhibit 99.3 and Exhibit 99.4, respectively, to this Current Report on Form 8-K.

In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, the transaction will be accounted for using the acquisition method of accounting with Hyatt as the acquirer and ALG as the acquiree. Certain valuations and assessments, including valuations of property and equipment, intangible assets, liabilities, and the associated income tax impacts are still in process. The estimated fair values used in the accompanying pro forma financial statements are preliminary and represent our current best estimate of fair value as of the date of filing but are subject to revision as valuations and assumptions are finalized. Changes in the fair values of the assets and liabilities between the preliminary estimates and final purchase accounting could have a material impact on the accompanying pro forma financial statements. In addition, the notes herein contain certain assumptions that could have a material impact on the accompanying pro forma financial statements.

In December 2020, the Financial Accounting Standards Board (“FASB”) released an exposure draft, “Proposed Accounting Standards Update: Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers.” The proposed accounting standards update would require an acquirer to measure contract assets and contract liabilities in accordance with the guidance in ASC 606, Revenue from Contracts with Customers. If the proposed accounting standard is finalized this year by the FASB as drafted and early adopted by Hyatt, it could have a material impact on the valuation of certain assets and liabilities acquired in this transaction.

2. ACCOUNTING POLICIES

During preparation of the pro forma financial statements, we performed a preliminary review of ALG’s accounting policies and determined that certain adjustments, described below, are necessary to conform ALG’s historical financial statements to Hyatt’s accounting policies and financial statement presentation in the pro forma financial statements.

The accounting policies used in the preparation of the pro forma financial statements are those set out in Hyatt’s consolidated financial statements as of and for the year ended December 31, 2020. Following the closing of the transaction, we will finalize our review of ALG’s accounting policies, and we may identify differences that, when adjusted or reclassified, could have a material impact on the pro forma financial statements.

(a)	Leases

Hyatt adopted Accounting Standards Update No. 2016-02 (“ASU 2016-02”), Leases (Topic 842), and Accounting Standards Update No. 2018-11 (“ASU 2018-11”), Leases (Topic 842): Targeted Improvements on January 1, 2019. ALG was not required to adopt ASU 2016-02 or ASU 2018-11 prior to the time of the transaction. The primary impact of adoption relates to the recognition of operating lease right-of-use (“ROU”) assets and lease liabilities on the pro forma balance sheet. The pro forma balance sheet at June 30, 2021 includes a provisional adjustment to record $60 million of operating ROU assets, $4 million of current operating lease liabilities, and $56 million of long-term operating lease liabilities to conform ALG’s historical balance sheet at June 30, 2021 and reflect the adoption of Leases (Topic 842).

3.	RECLASSIFICATION ADJUSTMENTS

Reclassification adjustments were made to conform ALG’s historical financial statements to Hyatt’s presentation within the pro forma financial statements.

On the pro forma statement of income (loss) for the six months ended June 30, 2021, we reclassified the following:

•	$19 million from other revenues to management, franchise, and other fees revenues

•

$225 million from selling, general, and administrative expenses to other direct costs, which primarily relates to expenses associated with ALG’s membership offering, Unlimited Vacation Club (“UVC”), and travel distribution business, ALG Vacations (“Vacations”). Following the close of the transaction, we will continue to review UVC and Vacations revenues and expenses to determine the appropriate financial statement presentation for these businesses on a prospective basis.

•	$1 million from other direct costs and $2 million from selling, general, and administrative expenses to other income (loss), net

On the pro forma statement of income (loss) for the year ended December 31, 2020, we reclassified the following:

•	$7 million from other revenues to owned and leased hotels revenues related to leased properties in Europe

•	$24 million from other revenues to management, franchise, and other fees revenues

•	$11 million from selling, general, and administrative expenses to owned and leased hotels expenses related to leased properties in Europe

•

$375 million from selling, general, and administrative expenses to other direct costs, which primarily relates to expenses associated with UVC and Vacations. Following the close of the transaction, we will continue to review UVC and Vacations revenues and expenses to determine the appropriate financial statement presentation for these businesses on a prospective basis.

•	$10 million from other direct costs and $19 million from selling, general, and administrative expenses to other income (loss), net, which primarily relates to restructuring expenses

On the pro forma balance sheet at June 30, 2021, we reclassified the following:

•	$2 million from prepaids and other assets to receivables, net

•	$16 million from other assets to financing receivables, net

•	$111 million from accounts payable to current contract liabilities

•	$70 million from accounts payable to accrued expenses and other current liabilities

•	$34 million from accounts payable to accrued compensation and benefits

4.	TRANSACTION ACCOUNTING ADJUSTMENTS

(b) Purchase Price Consideration and Allocation

Based on ALG’s unaudited financial information at June 30, 2021, we estimated $2,550 million of preliminary cash consideration, which includes the purchase price of $2,700 million, net of estimated working capital and contingent consideration adjustments. The transaction is on a cash-free, debt-free basis and includes $69 million of potential additional consideration if the achievement of certain targets related to ALG’s outstanding travel credits are met. We did not record a transaction accounting adjustment related to the contingent consideration on the pro forma balance sheet at June 30, 2021 as we do not believe it is probable that the targets will be met.

The pro forma balance sheet at June 30, 2021 is adjusted for the preliminary estimates of fair value of the assets acquired and liabilities assumed as a result of the transaction. The preliminary purchase accounting adjustments include a $220 million reduction in deferred cost assets and a $490 million reduction in contract liabilities associated with the UVC business. The fair value of the deferred cost assets was based on the probable future economic benefit to the combined company, and the fair value of the contract liabilities was estimated based on the costs to fulfill future obligations. Except for the aforementioned adjustments to deferred cost assets and contract liabilities, the book value of ALG’s historical working capital accounts approximate fair value, therefore no transaction accounting adjustments have been made to these accounts on the pro forma balance sheet at June 30, 2021.

The following table summarizes the preliminary fair value of the identifiable net assets acquired and liabilities assumed:

Assets acquired	$404
Intangible assets	1,780
Goodwill	2,003
Liabilities assumed	(1,637)

Total net assets acquired	$2,550

Goodwill is attributable to the growth opportunities we expect to realize by expanding our global brand presence in new markets and enhancing guest experiences through the acquired luxury leisure travel brands and is not expected to be tax deductible. The final purchase price allocation will be determined after the closing of the transaction and will be completed within the measurement period, which is up to one year from the closing date. The final valuation of assets acquired and liabilities assumed may be materially different than the estimated values assumed in the pro forma balance sheet at June 30, 2021.

As a result of the aforementioned transaction accounting adjustments to the deferred cost assets and contract liabilities associated with the UVC business, we also eliminated $42 million and $73 million of other revenues and $17 million and $33 million of other direct costs recognized on the pro forma statements of income (loss) for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively.

(c) Restricted cash

The adjustment on the pro forma balance sheet at June 30, 2021 eliminates $16 million of estimated restricted cash balances that we do not expect to retain upon close of the transaction.

(d) Property and equipment, net

We have not recorded any adjustments to the book value of property and equipment on the pro forma balance sheet at June 30, 2021 or depreciation expense on the pro forma statements of income (loss) for six months ended June 30, 2021 or the year ended December 31, 2020. The fair values of property and equipment acquired will be determined following the acquisition date and are expected to be insignificant to the overall purchase price allocation.

(e) Intangibles, net

The pro forma financial statements reflect preliminary estimates of the fair values of identifiable intangible assets acquired by Hyatt. The estimated fair values are based on available information as of the date of this filing.

The following table summarizes the estimated fair values of the identifiable intangible assets acquired and the estimated useful lives of the definite-lived intangible assets, which will be amortized using the straight-line method:

			Amortization expense
	Fair value	Useful lives in years	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Brand intangibles	$665	Indefinite	$—	$—
Customer relationship intangibles	640	4–13	43	88
Management agreement intangibles	475	16–17	15	29

Identifiable intangible assets	$1,780		$58	$117
Historical ALG definite-lived intangible assets amortization expense			33	82

Transaction accounting adjustment			$25	$35

The weighted-average estimated useful life for acquired definite-lived intangible assets is approximately 12 years. These preliminary estimates of fair value and estimated useful lives may differ once the purchase price allocation is finalized during the measurement period following the closing of the transaction. A 10% change in the fair value of intangible assets would increase or decrease amortization expense on the pro forma statements of income (loss) by approximately $6 million and $12 million for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively.

(f) Taxes

Effective tax rates were applied, as appropriate, to each financing and transaction accounting adjustment based on the jurisdiction in which the adjustment is expected to occur. There is no tax impact to the pro forma statement of income (loss) for the six months ended June 30, 2021 due to Hyatt and ALG’s historical valuation allowance positions and certain adjustments that are not subject to tax in the expected jurisdictions. The effective tax rate of the combined company could be significantly different depending on the post-acquisition geographical mix of income and other factors.

We did not record transaction accounting adjustments related to deferred tax assets or liabilities from the preliminary purchase price allocation on the pro forma balance sheet at June 30, 2021. We estimated no deferred taxes would be recorded on book to tax basis differences as a result of the intangibles not being subject to tax in certain jurisdictions and because of the aforementioned valuation allowances recorded against certain deferred tax assets on Hyatt and ALG’s historical balance sheets at June 30, 2021. Additional information is needed to complete the purchase price allocation for tax purposes and related adjustments to deferred taxes, which could significantly impact goodwill or income tax expense following the acquisition date.

(g) Debt Financings

We have assumed an issuance of $700 million of fixed-rate senior notes with an estimated three-year term and a $500 million term loan with an estimated one-year term and one-year extension option as part of the financing for the transaction. The pro forma balance sheet at June 30, 2021 is adjusted for $1,195 million of assumed proceeds from the debt financings, net of $5 million of estimated underwriting discounts and other offering expenses. In accordance with the SPA, we will not acquire ALG’s existing $1,378 million of debt and $9 million of accrued interest included on their historical balance sheet, and accordingly, we eliminated $60 million and $84 million of ALG’s historical interest expense on the pro forma statements of income (loss) for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively. The pro forma financial statements have not been adjusted for the impact of any prepayment penalties that may be assessed upon repayment of ALG’s existing debt. In accordance with the SPA, any such fees will remain an obligation of the seller. The final debt proceeds and related interest expense may be materially different from the estimated values assumed in the pro forma financial statements.

The pro forma statements of income (loss) include $6 million and $19 million of increases in interest expense for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively, calculated using assumed market rates for the senior notes and term loan. These increases are inclusive of amortization expense on the aforementioned estimated underwriting discounts and other offering expenses. A 1/8% change in the interest rates would increase or decrease interest expense on the pro forma statements of income (loss) by approximately $1 million and $2 million for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively. The interest rates assumed for the pro forma financial statements could be significantly different than actual interest rates on any debt issued to finance the transaction based on market rates and other factors at that time.

(h) Equity Financing

We have assumed an issuance of $500 million of our Class A common stock, par value $0.01 per share, as part of the financing for the transaction. The pro forma balance sheet at June 30, 2021 assumes an estimated offering price of $75.38 per share, which reflects the last reported sales price of our Class A common stock on the New York Stock Exchange on September 17, 2021, and would result in the issuance of approximately 6,633 thousand shares of Class A common stock, subject to changes in stock price, among other factors. We estimated $480 million of total proceeds from the equity offering, net of $20 million of estimated issuance costs, which we intend to use towards the purchase consideration. The final equity proceeds may be materially different from the estimated values assumed in the pro forma financial statements.

(i) Transaction Costs

We estimate $67 million of non-recurring transaction costs will be incurred by Hyatt and ALG, of which $58 million is included in other income (loss), net on the pro forma statement of income (loss) for the year ended December 31, 2020 and in accrued expenses and other current liabilities on the pro forma balance sheet at June 30, 2021. The remaining $9 million relates to additional insurance premiums for new polices purchased in conjunction with the transaction. The insurance premiums associated with these policies are amortized over three years, and the pro forma balance sheet includes $3 million in prepaid and other assets, $6 million in other assets, and a $9 million reduction in cash related to these insurance policies. The pro forma statements of income (loss) include $1 million and $3 million of expense within other income (loss), net for the amortization of the aforementioned insurance policies for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively.

(j) Equity-Based Compensation

The pro forma statement of income (loss) for the year ended December 31, 2020 includes adjustments of $106 million of selling, general, and administrative expenses and $20 million of other direct costs associated with certain of ALG’s equity-based compensation awards, which include change in control provisions that will result in the acceleration of compensation expense upon closing of the transaction. The estimated compensation expense is based on ALG’s preliminary valuation of the awards and is expected to have no tax impact. Upon finalization, compensation expense could differ materially from the preliminary estimate included herein. In accordance with the SPA, the compensation expense will remain an obligation of the seller.

(k) Noncontrolling Interest

In accordance with the SPA, ALG will purchase the remaining interest in an existing joint venture and as a result, ALG will own 100% of the joint venture. We eliminated the historical impact of the noncontrolling interest on the pro forma statements of income (loss) for the six months ended June 30, 2021 and the year ended December 31, 2020 and the pro forma balance sheet at June 30, 2021.